UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 27, 2011
Date of Report (Date of earliest event reported)

Car Charging Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Sixth Floor
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip Code)

(305) 521-0200
(Registrant’s telephone number, including area code)
N/A
 (Former name or former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐         Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

On May 27, 2011, Car Charging Group, Inc., (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Platinum Partners Liquid Opportunity Master Fund, LP (the “Purchaser”). Pursuant to the Purchase Agreement, the Company sold 333,333 shares of its common stock, $0.001 par value per share (the “Common Stock”) to the Purchaser at per share price of $3.00 for aggregate offering proceeds of $999,999. The proceeds received by the Company will be used for working capital and the acquisition and installation of Electric Vehicle (EV) Charging Stations.

 Item 3.02 Unregistered Sales of Equity Securities

The information pertaining to the sale of the Common Stock in Item 1.01 is incorporated herein by reference in its entirety.

Such Common Stock was not registered under the Securities Act of 1933. The issuance of these shares was exempted from registration pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations that the Purchaser was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that the Purchaser was acquiring the Common Stock, for investment purposes for its own account and not as a nominee or agent and not with a view to the resale or distribution thereof, and that the Purchaser understood that the shares of Common Stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 9.01 -Financial Statements and Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Car Charging Group, Inc.

/s/ Michael D. Farkas
Michael D. Farkas Chief Executive Officer

Dated: June 1, 2011